Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2019, relating to the consolidated financial statements and consolidated financial statement schedules of AgroFresh Solutions, Inc. incorporated by reference in the Annual Report on Form 10-K of AgroFresh Solutions, Inc. for the year ended December 31, 2018.
/s/Deloitte & Touche LLP
Philadelphia, Pennsylvania
July 22, 2019